SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 28, 2016

Date of Report

(Date of Earliest Event Reported)

NEXTGLASS TECHNOLOGIES CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-55385	47-3150674
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

9454 Wilshire Boulevard

Suite 612

Beverly Hills, California 90212

(Address of Principal Executive Offices)

(888) 588-7974

(Registrant’s Telephone Number)

ITEM 2.01	Completion of Acquisition or Disposition of Assets

On April 28, 2016, NextGlass Technologies Corporation, a Delaware corporation (the “Company”), agreed to acquire SWIS Co., Ltd., based in Korea. SWIS Co., Ltd. holds as its principal asset a plant located in Seoul, Korea and conducts operations through the company’s research and development department. Although the transaction was agreed between the parties on April 28, 2016 under Korean law, the change of ownership did not actually occur until August 10, 2016. On that date, August 10, 2016, the Korean government approved the acquisition of the third party company, SWIS Co., Ltd., which was in connection with the Share Exchange Agreement (the “Exchange Agreement”) entered into on April 28, 2016. Pursuant to the Exchange Agreement, the Company purchased all 100,000 shares outstanding of SWIS Co., Ltd.

SWIS Co., Ltd. was established on September 2, 2014. Its major business is to research and develop PDLC film and the technology associated with making smart glass. The technology of SWIS Co. Ltd. will be owned by the Company through the acquisition.

The Company plans to produce and distribute glass products (which the Company calls “smart glass” solutions). The Company intends to make these products based on technology that is covered by patents that it acquired from SWIS Co., Limited. The patents covered consist of 9 patents. Eight of these patents are registered in Korea, and one patent is registered in Taiwan.

In association with the acquisition of SWIS Co., Ltd., Ken Low, a principal of the Company, transferred 1,000,000 shares owned by him to four former shareholders of SWIS Co. Ltd.

ITEM 5.06	Change in Shell Company Status

The Company has acquired SWIS Co., Ltd., and accordingly, no longer is a shell company.

Item 9.01	Exhibits

2.1	Stock Purchase Agreement
2.2	Stock Purchase Agreement
2.3.	Stock Purchase Agreement
2.4	Stock Purchase Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

NextGlass Technologies, Inc.

Date: September 6, 2016	/s/ John Park
Chief Executive Officer

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